EXHIBIT 24

POWER OF ATTORNEY

The undersigned, being a director of Lindsay Corporation (the “Company”), hereby appoints Richard W. Parod as his agent and attorney-in-fact for the purpose of executing and filing all reports on Form 10-K relating to the year ending August 31, 2012, and any amendments thereto, required to be filed with the Securities and Exchange Commission by the Company.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

Signature	Capacity	Date

/s/ MICHAEL N. CHRISTODOLOU	Chairman of the Board of Directors	October 22, 2012
Michael N. Christodolou

/s/ HOWARD G. BUFFET	Director	October 22, 2012
Howard G. Buffett

/s/ W. THOMAS JAGODINSKI	Director	October 22, 2012
W. Thomas Jagodinski

/s/ J. DAVID MCINTOSH	Director	October 22, 2012
J. David McIntosh

/s/ MICHAEL C. NAHL	Director	October 22, 2012
Michael C. Nahl

/s/ MICHAEL D. WALTER	Director	October 22, 2012
Michael D. Walter

/s/ WILLIAM F. WELSH II	Director	October 22, 2012
William F. Welsh II